UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2010

AMERICAN SURGICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50354	98-0403551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10039 Bissonnet, Suite #250
Houston, Texas	77036-7852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 779-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

American Surgical Holdings, Inc. (the "Company") is reporting that two of its wholly owned subsidiaries, Pasadena SA Services and Sugar Land SA Services (collectively, the “Providers”), have each entered into Provider Network Agreements dated December 2, 2010 (the “Agreements”) with Three Rivers Provider Network, Inc. (“Three Rivers”).  Pursuant to the Agreements, the Company has agreed to provide surgical assistants to certain insurance companies, third-party administrators, health plans and other clients of Three Rivers at agreed rates. The Agreements set forth the terms of billing and licensure requirements relating to the services to be provided. The Agreements are each for initial two-year terms and renew automatically for additional one-year terms. The Agreements may be terminated by either party without cause upon 90 days’ written notice and may be terminated immediately by Three Rivers should either Provider no longer maintain the required licenses or upon the occurrence of other events as stated in each of the Agreements.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Three Rivers Provider Network Agreement dated December 2, 2010 with Pasadena SA Services*
10.2	Three Rivers Provider Network Agreement dated December 2, 2010 with Sugar Land SA Services*

* Portions of these exhibits have been omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act.  Confidential portions of these exhibits have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SURGICAL HOLDINGS, INC.

Date: December 17, 2010	By:	/s/ Zak Elgamal
Zak Elgamal, Chief Executive Officer